EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the the Chaconia Income & Growth, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the the Chaconia Income & Growth, Inc. for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the of the Chaconia Income & Growth Fund for the stated period.

/s/ Gayle Daniel-Worrell Gayle Daniel-Worrell President, The Chaconia Income & Growth Fund, Inc.	/s/ Eutrice Carrington Eutrice Carrington Treasurer, The Chaconia Income & Growth Fund, Inc.
Dated: 3/6/08

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Chaconia Income & Growth Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.